EXHIBIT 10.1

[FORM OF OUTSIDE DIRECTOR AGREEMENT]

SONICWALL, INC.

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the SonicWALL, Inc. 1998 Stock Option Plan (the “Plan”) shall have the same defined meanings in this Stock Option Agreement (the “Option Agreement”).

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

I. NOTICE OF GRANT

[Optionee’s Name and Address]

You have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Grant Number	__________________________________

Grant Date	__________________________________

Exercise Price per Share	$__________________________________

Total Number of Shares Granted	__________________________________

Total Exercise Price	$__________________________________

Type of Option:	Nonstatutory Stock Option

Term/Expiration Date:	__________________________________

Vesting Schedule:

Subject to accelerated vesting as set forth in Section 2(b) of this Option Agreement, 100% of the Shares subject to this Option shall vest on the first anniversary of the Grant Date, subject to Optionee’s Continuous Employment (including service as a Non-Employee Director) through such vesting date.

II. AGREEMENT

1. Grant of Option.

The Board hereby grants to the Optionee (the “Optionee”) named in the Notice of Grant section of this Agreement (the “Notice of Grant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”), subject to the terms and conditions of the Plan (which is incorporated herein by reference) and this Option Agreement. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Option Agreement, the terms and conditions of the Plan shall prevail.

2. Exercise of Option.

(a) Right to Exercise. Subject to accelerated vesting as set forth below, this Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of the Plan and this Option Agreement, subject to Optionee’s Continuous Employment (including service as a Non-Employee Director) on each vesting date.

(b) Double-Trigger Change of Control Acceleration. In the event that within the twelve (12) month period commencing on and following a Change of Control of the Company (as defined herein), Optionee ceases serving as a member of the Board, other than upon (i) a voluntary resignation by the Optionee that is not requested by the acquiring or successor entity, (ii) a cessation of Board service due to the Optionee’s death or Disability (as defined herein), or (iii) Optionee being removed from the Board for “Cause,” as such term is defined in applicable law, then 100% of the Shares subject to this Option immediately shall become vested and exercisable.

(c) Change of Control Definition. For purposes of this Agreement, “Change in Control of the Company” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets or its business; or

(iii) The consummation of a merger, reverse merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date upon which this Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

(d) Disability Definition. For purposes of this Agreement, “Disability” means the Optionee has been unable to perform with reasonable accommodation his or her duties as an member of the Board as the result of Optionee’s incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Optionee or the Optionee’s legal representative (such agreement as to acceptability not to be unreasonably withheld).

(e) Normal Post-Termination Exercise Period. Except as specified in Section 2(f) below, this Option, to the extent vested upon the date an Optionee ceases his or her Continuous Employment (including service as a Non-Employee Director), may be exercised until the earlier of (i) two years after the date upon which Optionee ceases his or her Continuous Employment (including service as a Non-Employee Director), or (ii) the original ten-year Option term.

(f) Death Post-Termination Exercise Period. If Optionee’s Continuous Employment (including service as a Non-Employee Director), ceases upon Optionee’s death or within the 90-day period preceding Employee’s death, this Option may be exercised, but only to the extent vested on the date of such cessation of Continuous Employment, by the Optionee’s estate or by a person who acquired the right to exercise this Option by bequest or inheritance, until the end of the original ten-year Option term.

(g) Method of Exercise. This option may be exercised with respect to all or any part of any vested Shares by giving the Company, Smith Barney, or any successor third-party stock option plan administrator designated by the Company written or electronic notice of such exercise, in the form designated by the Company or the Company’s designated third-party stock option plan administrator, specifying the number of shares as to which this option is exercised and accompanied by payment of the aggregate Exercise Price as to all exercised shares.

This Option shall be deemed to be exercised upon receipt by the Company, Smith Barney, or any successor third-party stock option plan administrator designated by the Company of such fully executed exercise notice accompanied by such aggregate Exercise Price.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with applicable laws. Assuming such compliance, for income tax purposes the exercised shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such exercised shares.

(h) Payment of Exercise Price. Payment of the aggregate exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i) cash; or

(ii) check; or

(iii) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

3. Non-Transferability of Option.

This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4. Term of Option.

This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

5. Tax Consequences.

Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

a. Exercising the Option.

The Optionee may incur regular federal income tax liability upon exercise of a NSO. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the exercised shares on the date of exercise over their aggregate Exercise Price.

(b) Disposition of Shares.

If the Optionee holds NSO Shares for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

6. Entire Agreement; Governing Law.

The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of California.

By your signature and the signature of the Company’s representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Option Agreement. Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of the Plan and this Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and Option Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE:	SONICWALL, INC.

Signature	By

Print Name	Title

Residence Address

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